UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 3, 2024

Next Technology Holding Inc.

(Exact name of Company as specified in charter)

Wyoming	001-41450	N/A
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

Room 519, 05/F Block T3

Qianhai Premier Finance Centre Unit 2

Guiwan Area, Nanshan District, Shenzhen, China 518000

(Address, including zip code, and telephone number, including area code, of principal executive offices)

Wyoming Registered Agent

1621 Central Ave Cheyenne, Wyoming 82001

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	NXTT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective March 18, 2024, Wetrade Group Inc. (the “Company”) changed its name to Next Technology Holding Inc. The name change was made pursuant to the Wyoming Business Corporations Act, and an amendment to Article I of the Company’s Amended and Restated Articles of Incorporation was filed with the Wyoming Secretary of State on March 18, 2024 (Amendment ID: 2024-004669585).

Our common stock will continue to trade on the NASDAQ Stock Market under the ticker symbol "NXTT". Outstanding stock certificates for shares of the company are not affected by the name change. They continue to be valid and need not be exchanged.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3(i)	Amended and Restated Articles of Incorporation
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXT TECHNOLOGY HOLDING INC.

Date: April 3rd , 2024	By: /s/ Dong Lichen
Name: Lichen Dong
Title: Chairman of Board